EXHIBIT 99.1



        EXPLANATORY NOTE FROM PART III AND THE NARRATIVE AND QUANTITATIVE
            EXPLANATION FROM PART IV OF FORM 12B-25, NOTIFICATION OF
              LATE FILING, FILED BY THE REGISTRANT ON JULY 16, 2004



EXPLANATORY NOTE FROM PART III OF FORM 12B-25

     The Registrant has delayed filing its quarterly report on Form 10-Q for the quarterly period ended May 31, 2004 because it determined, during the ordinary course of closing its quarterly accounts, that there is an error in its financial statements for the year ended February 29, 2004, the correction of which will affect the accounts for the quarter ended May 31, 2004. Upon completion of the Registrant's review of this matter, it expects to file an amended Form 10-K for the year ended February 29, 2004 and a Form 10-Q for the quarter ended May 31, 2004.


NARRATIVE AND QUANTITATIVE EXPLANATION FROM PART IV OF FORM 12B-25

     The Registrant anticipates reporting: i) operating revenue of approximately $126.3 million for the fiscal quarter ended May 31, 2004 as compared to $137.6 million for the fiscal quarter ended May 31, 2003, and ii) a net loss after taxes and minority interest of approximately $6.6 million for the fiscal quarter ended May 31, 2004, as compared to net income after taxes and minority interest of $0.4 million for the fiscal quarter ended May 31, 2003. In connection with a refinancing of the Registrant's revolving line of credit completed in May 2004, the Registrant incurred loan acquisition costs and legal fees of approximately $2.9 million net after taxes during the fiscal quarter ended May 31, 2004.

     Disclosures of financial information contained herein are estimates based on current information and reasonable assumptions, and such financial information and assumptions are subject to further review by the Registrant.